UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 6, 2017

Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Philadelphia Street, York, Pennsylvania	17401-2991
(Address of principal executive offices)	(Zip Code)

(717) 845-7511
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2017, James G. Mosch, President and Chief Operating Officer, Dental and Healthcare Consumables, of Dentsply Sirona Inc. (the “Company”), notified the Company of his decision to retire as an officer and employee of the Company, effective as of June 30, 2017.

The decision by Mr. Mosch was made in connection with his long-standing retirement plans and did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Mosch joined the Company in 1994. Prior to the merger of Dentsply International Inc. and Sirona Dental Systems Inc., Mr. Mosch held the title of Executive Vice President and Chief Operating Officer of Dentsply International Inc.

Over the coming months, Mr. Mosch will work with the Company and its executive team to ensure a smooth and successful transition. Chris Clark, President and Chief Operating Officer, Technologies, of the Company, will be assuming Mr. Mosch’s responsibilities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

By:	/s/Jonathan Friedman
Senior Vice President, Secretary and
General Counsel

Date: February 10, 2017

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